Exhibit 99.1

FOR IMMEDIATE RELEASE

Stifel Financial Corp. Reports Fourth Quarter and Full-Year 2010 Results

Quarterly results:

  Record GAAP net revenues of $401.6 million.

  Record non-GAAP net income of $47.3 million (1), or $1.11 per diluted share, on net revenues of $402.8 million.

  Record GAAP net income of $41.4 million, or $0.97 per diluted share.

Full-Year 2010 results:

  Record GAAP net revenues of $1.4 billion; 15th consecutive year of record net revenues.

  Record non-GAAP net income of $124.8 million (1), or $3.24 per diluted share.

  GAAP net income of $1.9 million, or $0.05 per diluted share.

  As of December 31, 2010, stockholders' equity was $1.3 billion; book value per share was $36.76.

ST. LOUIS, February 15, 2011 - Stifel Financial Corp. (NYSE: SF) today announced record GAAP net revenues of $401.6 million for the three months ended December 31, 2010. The company reported record non-GAAP net income of $47.3 million, or $1.11 per diluted share (1), on net revenues of $402.8 million. On a GAAP basis, the company reported unaudited record net income of $41.4 million, or $0.97 per diluted share, for the three months ended December 31, 2010, compared to net income of $24.7 million, or $0.71 per diluted share, on net revenues of $319.5 million for the fourth quarter of 2009.  Results for the three months ended December 31, 2010 were reduced by merger-related expenses of $5.9 million after-tax ($9.6 million pre-tax), or $0.14 per diluted share, all of which related to the previously announced merger with Thomas Weisel Partners Group, Inc. ("TWPG"). A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

For the year ended December 31, 2010, the company reported record GAAP net revenues of $1.4 billion, which represents the fifteenth consecutive year of record net revenues. The company reported non-GAAP net income of $124.8 million, or $3.24 per diluted share (1), compared to net income of $75.8 million, or $2.35 per diluted share, on net revenues of $1.1 billion for the comparable period in 2009. The company reported GAAP net income of $1.9 million, or $0.05 per diluted share, for the year ended December 31, 2010, which includes expenses associated with the previously announced modification of the company's deferred compensation plan and merger-related expenses of $122.9 million after-tax ($207.2 million pre-tax). A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Two items significantly impacted GAAP results for 2010:

•         A non-cash charge of $106.4 million after-tax ($179.5 million pre-tax), or $2.77 per diluted share, related to the acceleration of deferred compensation in the third quarter of 2010 as a result of a modification of the company's deferred compensation plan.

•         Merger-related expenses of $16.5 million after-tax ($27.7 million pre-tax), or $0.43 per diluted share, related to the previously announced merger with TWPG.

Chairmen's Comments

"We are very pleased to report our 15th consecutive year of record net revenues and equally pleased with the success of our merger with Thomas Weisel Partners (TWPG). Our record quarterly revenues and record quarterly investment banking revenues demonstrate the power of the franchise and underscore the success of the merger with TWPG. There are clear signs of the retail investor re-engaging, as well as increased activity in the capital markets, both of which contributed to our results. Looking forward, we are well positioned to continue to gain market share, which is accomplished through the addition of talented, entrepreneurial people who share our vision to build the premier middle-market investment banking firm," commented Ronald J. Kruszewski, Chairman, President and Chief Executive Officer of Stifel Financial.

(1) A reconciliation of the company's GAAP results to these non-GAAP measures is disclosed below under "Non-GAAP Financial Measures."

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/10	12/31/09	Change	9/30/10	Change	12/31/10	12/31/09	Change
Net revenues	$401,599	$319,467	25.7%	$340,388	18.0%	$1,382,026	$1,090,636	26.7%
Non-GAAP net revenues (1)	$402,787	$319,467	26.1%	$341,327	18.0%	$1,384,152	$1,090,636	26.9%
Net income/(loss)	$41,394	$24,668	67.8%	$(84,336)	149.1%	$1,907	$75,798	(97.5)%
Non-GAAP net income (1) (2)	$47,318	$24,668	91.8%	$29,639	59.6%	$124,760	$75,798	64.6%
Earnings per share:
Basic	$1.21	$0.82	47.6%	$(2.47)	149.0%	$0.06	$2.68	(97.8)%
Diluted	$0.97	$0.71	36.6%	$(2.47)	139.3%	$0.05	$2.35	(97.9)%
Non-GAAP diluted (1) (2)	$1.11	$0.71	56.3%	$0.72	54.2%	$3.24	$2.35	37.9%

(1) A reconciliation of the company's GAAP results to these non-GAAP measures is disclosed below under "Non-GAAP Financial Measures."

(2) GAAP earnings per share for the three months ended September 30, 2010 is calculated using the basic weighted average number of common shares outstanding, not fully diluted shares, as they are anti-dilutive in periods a loss is incurred. Non-GAAP net loss for the three months ended September 30, 2010, using fully dilutive shares of 41.2 million was $2.05.

Fourth Quarter

Consolidated Net Revenues

For the quarter ended December 31, 2010, net revenues were a record $401.6 million, a 26% increase compared to the fourth quarter of 2009, and an 18% increase compared to the third quarter of 2010.

Our revenue growth was primarily derived from improved equity market conditions, which has contributed to an increase in capital raising and strategic advisory fee revenues, as well as underwriting fees. The increase in financial advisors, client assets and productivity and the improving equity capital markets have contributed to the increase in our commissions and asset management fee revenues. Principal transactions revenues were down compared to the year-ago period and to the third quarter of 2010 due to challenging market conditions for fixed income during the fourth quarter.

Consolidated Compensation and Benefits Expenses

For the quarter ended December 31, 2010, compensation and benefits expenses were $237.1 million, an 18% increase compared to the fourth quarter of 2009, and a 40% decrease compared to the third quarter of 2010. The increase in compensation and benefits expenses from the comparable period in 2009 is primarily due to the merger with TWPG, the purchase of certain UBS branches completed in October 2009, and increased revenue production and profitability. The decrease in compensation and benefits expenses from the third quarter of 2010 is primarily due to the non-cash charge related to the acceleration of deferred compensation taken during the third quarter.

Excluding the non-cash charge in the third quarter of 2010, compensation and benefits as a percentage of net revenues was 59% compared to 63% in the fourth quarter of 2009 and 62% in the third quarter of 2010.

Consolidated Non-Compensation Operating Expenses

For the quarter ended December 31, 2010, non-compensation operating expenses of $97.7 million, which included $8.6 million of merger-related expenses, increased 27% compared to the fourth quarter of 2009 and increased 12.2% from the third quarter of 2010. Excluding merger-related expenses in the third and fourth quarters of 2010, non-compensation operating expenses were $89.0 million for the fourth quarter of 2010, a 16% increase compared to the fourth quarter of 2009 and a 13% increase compared to the third quarter of 2010. The increase in non-compensation operating expenses is primarily due to an increase in occupancy and other operating expenses related to the merger with TWPG, the purchase of certain UBS branches completed in October 2009, and increased revenue production.

Excluding the merger-related expenses in the third and fourth quarters of 2010, non-compensation operating expenses as a percentage of net revenues was 22% compared to 24% in the fourth quarter of 2009 and 23% in the third quarter of 2010.

Business Segment Results

Global Wealth Management

For the quarter ended December 31, 2010, the Global Wealth Management ("GWM") segment generated pre-tax operating income of $62.7 million, compared to $34.3 million in the fourth quarter of 2009 and $51.7 million in the third quarter of 2010. Net revenues for the quarter were $236.4 million, compared to $186.1 million in the fourth quarter of 2009, and $207.5 million in the third quarter of 2010. GWM experienced revenue growth across all revenue line items, which is primarily attributable to an increase in the number of financial advisors and client assets resulting from the purchase of certain UBS branches completed in October 2009.

  The Private Client Group reported net revenues of $226.6 million, a 27% increase compared to the fourth quarter of 2009 and a 15% increase compared to the third quarter of 2010.

  Stifel Bank reported net revenues of $9.8 million, a 27% increase compared to the fourth quarter of 2009 and a 4% decrease compared to the third quarter of 2010.

Compensation and benefits expenses for the quarter were $136.0 million, an increase of 16% compared to the fourth quarter of 2009 and an increase of 14% compared to the third quarter of 2010. The increases are the direct result of increased revenue production. For the fourth quarter of 2010, compensation and benefits as a percentage of net revenues was 58% compared to 63% in the fourth quarter of 2009 and 57% in the third quarter of 2010.

Non-compensation operating expenses for the quarter were $37.7 million, a 9% increase compared to the fourth quarter of 2009 and a 3% increase compared to the third quarter of 2010, primarily due to the acquisition of certain UBS branches completed in October 2009. For the fourth quarter of 2010, non-compensation operating expenses as a percentage of net revenues was 16% compared to 19% in the fourth quarter of 2009 and 18% in the third quarter of 2010.

Institutional Group

For the quarter ended December 31, 2010, the Institutional Group segment generated pre-tax operating income of $43.7 million, compared to $37.8 million in the fourth quarter of 2009, and $27.7 million in the third quarter of 2010. Net revenues for the quarter were $165.9 million, compared to $133.3 million in the fourth quarter of 2009 and $138.0 million in the third quarter of 2010. The growth in revenue over the comparable periods was driven by an increase in advisory services activity, which was primarily related to the merger with TWPG, in addition to strong equity and debt originations. The increase in activity was offset by a decline in fixed income institutional brokerage revenues, which was negatively impacted by the challenging market conditions present during the fourth quarter of 2010.

Institutional brokerage revenues were $82.6 million, a 4% decrease compared to the fourth quarter of 2009 and a 6% decrease compared to the third quarter of 2010.

  Equity institutional brokerage revenues were $46.5 million, a 20% increase compared to the fourth quarter of 2009 and a 6% increase compared to the third quarter of 2010.

  Fixed income institutional brokerage revenues were $36.1 million, a 24% decrease compared to the fourth quarter of 2009 and an 18% decrease compared to the third quarter of 2010.

Investment banking revenues were $81.6 million, an 82% increase compared to the fourth quarter of 2009 and a 79% increase compared to the third quarter of 2010.

  Equity capital raising revenues were $34.5 million, a 48% increase compared to the fourth quarter of 2009 and a 91% increase compared to the third quarter of 2010.

  Fixed income capital raising revenues were $6.2 million, a 12% increase compared to the fourth quarter of 2009 and a 38% increase compared to the third quarter of 2010.

  Equity advisory fee revenues were $38.1 million, a 148% increase compared to the fourth quarter of 2009, and an 88% increase compared to the third quarter of 2010.

  Fixed income advisory fee revenues were $2.8 million, a 300% increase compared to the fourth quarter of 2009 and unchanged from the third quarter of 2010.

Compensation and benefits expenses for the quarter were $94.3 million, a 28% increase compared to the fourth quarter of 2009 and a 15% increase compared to the third quarter of 2010. For the fourth quarter of 2010, compensation and benefits as a percentage of net revenues was 57% compared to 55% in the fourth quarter of 2009 and 60% in the third quarter of 2010. The increase in compensation and benefits expenses over the comparable periods is primarily related to associates who joined in connection with the TWPG merger.

Non-compensation operating expenses for the quarter were $28.0 million, a 28% increase compared to the fourth quarter in 2009 and a 1% decrease compared to the third quarter of 2010. The increase in other non-compensation expenses over the comparable period in 2009 is primarily attributable to increased activity in all expense categories related to the merger with TWPG. For the fourth quarter of 2010, non-compensation operating expenses as a percentage of net revenues was 17% compared to 16% in the fourth quarter of 2009 and 21% in the third quarter of 2010.

Full Year 2010

Consolidated Net Revenues

For the year ended December 31, 2010, net revenues were a record $1.4 billion, a 27% increase compared to $1.1 billion during the comparable period in 2009, which represents our fifteenth consecutive annual increase in net revenues.

Our revenue growth was primarily derived from improved equity market conditions and the recently completed merger with TWPG and the acquisition of certain UBS branches at the end of 2009. The increase in financial advisors, client assets and productivity and the improving equity capital markets have contributed to the increase in our commissions and asset management fee revenues.  The improved market conditions and our merger with TWPG has contributed to the improvement in our investment banking revenues over the comparable period in 2009, as there has been an increase in capital raising and strategic advisory fee revenues, as well as underwriting fees. Principal transactions revenues were flat compared to the year-ago period mainly driven by improved equity markets, offset by the changing fixed income environment.

Consolidated Compensation and Benefits Expenses

For the year ended December 31, 2010, compensation and benefits expenses were $1.1 billion, which included $186.1 million related to the modification of the company's deferred compensation plan and merger-related expenses, a 47% increase compared to $718.1 million in 2009. Excluding the charges for the modification of the company's deferred compensation plan in the third quarter and merger-related expenses in the third and fourth quarters of 2010, compensation and benefits expenses for 2010 increased 21% compared to 2009.  Excluding these expenses, compensation and benefits as a percentage of net revenues was 63% compared to 66% in 2009.

Consolidated Non-Compensation Operating Expenses

For the year ended December 31, 2010, non-compensation operating expenses of $326.1 million, which included $19.0 million of merger-related expenses, increased 29% compared to $252.1 million in 2009. Excluding merger-related expenses in the third and fourth quarters of 2010, non-compensation operating expenses increased 22% compared to 2009. The increase in non-compensation operating expenses is primarily due to the recently completed merger with TWPG and the acquisition of certain UBS branches completed in October 2009. Excluding the merger-related expenses, non-compensation operating expenses as a percentage of net revenues was 22% compared to 23% in 2009.

Business Segment Results

Global Wealth Management

For the year ended December 31, 2010, the GWM segment generated pre-tax operating income of $194.0 million, an 85% increase compared to $104.7 million in 2009. Net revenues for the year ended December 31, 2010 were $843.3 million, a 42% increase compared to $596.0 million in the comparable period of 2009. GWM experienced revenue growth across all revenue line items, which is primarily attributable to an increase in the number of financial advisors and client assets resulting from the purchase of certain UBS branches completed in October 2009.

  The Private Client Group reported net revenues of $804.7 million, a 40% increase compared to $575.6 million in 2009.

  Stifel Bank reported net revenues of $38.6 million, a 90% increase compared to $20.4 million in 2009.

Compensation and benefits expenses for the year ended December 31, 2010 were $503.5 million; an increase of 36% compared to 2009, and the direct result of increased revenue production. For the year, compensation and benefits as a percentage of net revenues was 60% compared to 62% in 2009.

Non-compensation operating expenses for the year ended December 31, 2010 were $145.8 million, a 20% increase compared to 2009, primarily due to the acquisition of certain UBS branches completed in October 2009.  For the year, non-compensation operating expenses as a percentage of net revenues was 17% compared to 20% in 2009.

Institutional Group

For the year ended December 31, 2010, the Institutional Group segment generated pre-tax operating income of $129.5 million, compared to $129.1 million in 2009. Net revenues for the year were $541.8 million, a 10% increase compared to $494.1 million in 2009. The growth in revenue over the comparable period was driven by an increase in advisory services activity, which was primarily related to the merger of TWPG, in addition to strong equity and debt originations. The increase in activity was offset by a decline in fixed income institutional brokerage revenues, which was negatively impacted by the challenging market conditions present throughout 2010.

Institutional brokerage revenues were $341.5 million, a 9% decrease compared to $375.3 million in 2009.

  Equity institutional brokerage revenues were $173.0 million, a 13% increase compared to $153.3 million in 2009.

  Fixed income institutional brokerage revenues were $168.5 million, a 24% decrease compared to $222.0 million in 2009.

Investment banking revenues were $191.9 million, a 73% increase compared to $110.9 million in 2009.

  Equity capital raising revenues were $87.4 million, a 96% increase compared to $44.6 million in 2009.

  Fixed income capital raising revenues were $21.1 million, a 24% increase compared to $17.1 million in 2009.

  Equity advisory fee revenues were $76.1 million, a 65% increase compared to $46.0 million in 2009.

  Fixed income advisory fee revenues were $7.3 million, a 128% increase compared to $3.2 million in 2009.

Compensation and benefits expenses for the year were $315.3 million, a 10% increase compared to $287.8 million in 2009. For the year, compensation and benefits as a percentage of net revenues was 58%, which was consistent with 2009. The increase in compensation and benefits expenses over the comparable periods is primarily related to associates who joined in connection with the TWPG merger and increased revenue production.

Non-compensation operating expenses for the year were $97.0 million, a 26% increase compared to $77.1 million in 2009. The increase in other non-compensation expenses over the comparable periods is primarily attributable to increased activity in all expense categories related to the merger with TWPG. For the year, non-compensation operating expenses as a percentage of net revenues was 18% compared to 16% in 2009.

Statement of Financial Condition (Unaudited)

Total assets increased 33% to $4.2 billion as of December 31, 2010 from $3.2 billion as of December 31, 2009. The increase is primarily attributable to growth of the company's bank subsidiary, which has grown its balance sheet to $1.8 billion as of December 31, 2010 from $1.2 billion as of December 31, 2009. As of December 31, 2010, Stifel Bank's investment portfolio of $1.0 billion has increased 75% from December 31, 2009. Over 75% of the investment portfolio is comprised of agency mortgage-backed securities. The increase in total assets is also attributable to the recently completed merger with TWPG. In addition to the net assets acquired in the merger with TWPG, the company recognized goodwill and intangible assets of $148.6 million. The company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders' equity as of December 31, 2010 increased $385.4 million, or 44%, to $1.3 billion from $873.4 million as of December 31, 2009. The increase is primarily attributable to the issuance of stock upon the completion of the merger with TWPG and the cumulative impact of the previously announced modification of the deferred compensation plan of $73.9 million after-tax, offset by the repurchase of $91.8 million, or 2.0 million shares, of the company's common stock pursuant to existing Board repurchase authorizations during the year ended December 31, 2010. Book value per share was $36.76 at December 31, 2010.

As of December 31, 2010, the company reported total securities owned and investments at fair value of $1.7 billion, which included securities categorized as Level 3 of $173.5 million. The company's Level 3 assets include auction rate securities, for which the auctions have failed, with a fair value of $94.8 million as of December 31, 2010.

Non-GAAP Financial Measures

The company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as an additional measure to aid in understanding and analyzing the company's financial results for the three and twelve months ended December 31, 2010. Specifically, the company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the company's core operating results and business outlook. The company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the company's results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance. These non-GAAP amounts exclude compensation expense for the acceleration of deferred compensation as a result of the modification of the company's deferred compensation plan and certain compensation and non-compensation operating expenses associated with the merger of TWPG.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the company's business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the company's financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and twelve months ended December 31, 2010 to the aforementioned expenses on a non-GAAP basis for the same periods.

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and fiscal year 2010 financial results conference call on Tuesday, February 15, 2011, at 8:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the company's Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #42304629.  A live audio webcast of the call, as well as a presentation highlighting the company's results, will be available through the company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are primarily served in the U.S. through 312 offices in 44 states, and the District of Columbia through Stifel, Nicolaus & Company, Incorporated and Thomas Weisel Partners LLC, and in Canada through Stifel Nicolaus Canada Inc. Clients in the United Kingdom and Europe are served through offices of Stifel Nicolaus Limited and Thomas Weisel Partners International Limited. Each of the broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp.
Summary Results of Operations (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended					Year Ended
	12/31/10	12/31/09	Change	9/30/10	Change	12/31/10	12/31/09	Change
Revenues:
Principal transactions	$89,996	$116,410	(22.7)%	$123,194	(26.9)%	$453,533	$458,188	(1.0)%
Commissions	139,605	99,285	40.6	96,986	43.9	445,260	345,520	28.9
Investment banking	90,975	50,545	80.0	51,656	76.1	218,104	125,807	73.4
Asset management and service fees	57,042	39,091	45.9	50,876	12.1	193,159	117,357	64.6
Other income	10,497	2,990	251.1	3,656	187.1	19,855	9,138	117.3
Operating revenues	388,115	308,321	25.9	326,368	18.9	1,329,911	1,056,010	25.9
Interest revenue	18,307	15,078	21.4	17,718	3.3	65,326	46,860	39.4
Total revenues	406,422	323,399	25.7	344,086	18.1	1,395,237	1,102,870	26.5
Interest expense	4,823	3,932	22.7	3,698	30.4	13,211	12,234	8.0
Net revenues	401,599	319,467	25.7	340,388	18.0	1,382,026	1,090,636	26.7
Non-interest expenses:
Compensation and benefits	237,117	201,263	17.8	395,936	(40.1)	1,056,202	718,115	47.1
Occupancy and equipment rental	34,730	26,430	31.4	29,559	17.5	115,742	89,741	29.0
Communications and office supplies	19,709	15,342	28.5	19,877	(0.8)	69,929	54,745	27.7
Commission and floor brokerage	7,313	6,249	17.0	7,972	(8.3)	26,301	23,416	12.3
Other operating expenses	35,913	28,869	24.4	29,600	21.3	114,081	84,205	35.5
Total non-interest expenses	334,782	278,153	20.4	482,944	(30.7)	1,382,255	970,222	42.5

Income/(loss) before income taxes	66,817	41,314	61.7	(142,556)	146.9	(229)	120,414	(100.0)
Provision for income taxes/(benefit)	25,423	16,646	52.7	(58,220)	143.7	(2,136)	44,616	(104.8)
Net income/(loss)	$41,394	$24,668	67.8%	$(84,336)	149.1%	$1,907	$75,798	(97.5)%

Earnings per share:
Basic	$1.21	$0.82	47.6%	$(2.47)	149.0%	$0.06	$2.68	(97.8)%
Diluted (3)	$0.97	$0.71	36.6%	$(2.47)	139.3%	$0.05	$2.35	(97.9)%

Weighted average number of common shares outstanding:
Basic	34,179	30,209	13.1%	34,134	0.1%	32,482	28,297	14.8%
Diluted	42,467	34,706	22.4%	41,223	3.0%	38,448	32,294	19.1%

(3) Earnings per diluted common share are calculated using the basic weighted average number of common shares outstanding in periods a loss is incurred.

Stifel Financial Corp.
(in thousands, except per share, employee and location amounts)
	12/31/10	12/31/09	Change	9/30/10	Change
Statistical Information:
Book value per share	$36.76	$28.86	27.4%	$35.52	3.5%
Financial advisors (4)	1,935	1,885	2.7%	1,920	0.8%
Full-time associates	4,906	4,434	10.6%	4,868	0.8%
Locations	312	294	6.1%	311	0.3%
Total client assets	$110,593,000	$91,342,000	21.1%	$100,289,000	10.3%

(4) Includes 160, 166 and 165 independent contractors at December 31, 2010 and 2009 and September 30, 2010, respectively.

Global Wealth Management Results and Statistical Information (Unaudited)
(in thousands)
	Three Months Ended					Year Ended
	12/31/10	12/31/09	Change	9/30/10	Change	12/31/10	12/31/09	Change
Revenues:
Commissions	$92,558	$75,584	22.5%	$69,875	32.5%	$321,541	$234,052	37.4%
Principal transactions	58,520	54,136	8.1	62,785	(6.8)	239,851	194,384	23.4
Asset management and service fees	56,953	38,836	46.7	50,449	12.9	192,073	116,818	64.4
Net interest	10,277	9,065	13.4	12,017	(14.5)	44,834	27,188	64.9
Investment banking	5,015	5,730	(12.5)	6,957	(27.9)	22,768	14,906	52.7
Other income	13,101	2,712	383.1	5,401	142.6	22,202	8,626	157.4
Net revenues	236,424	186,063	27.1	207,484	13.9	843,269	595,974	41.5
Non-interest expenses:
Compensation and benefits	136,009	116,988	16.3	119,100	14.2	503,456	370,157	36.0
Non-compensation operating expenses	37,698	34,749	8.5	36,677	2.8	145,790	121,118	20.4
Total non-interest expenses	173,707	151,737	14.5	155,777	11.5	649,246	491,275	32.2
Income before income taxes	$62,717	$34,326	82.7%	$51,707	21.3%	$194,023	$104,699	85.3%

As a percentage of net revenues:
Compensation and benefits	57.5%	62.9%		57.4%		59.7%	62.1%
Non-compensation operating expenses	16.0%	18.7%		17.7%		17.3%	20.3%
Income before income taxes	26.5%	18.4%		24.9%		23.0%	17.6%

Stifel Bank & Trust
(in thousands)
	12/31/10	12/31/09	Change	9/30/10	Change
Other information:
Assets	$1,773,720	$1,159,753	52.9%	$1,516,484	17.0%
Investment securities	$1,012,714	$578,488	75.1%	$830,127	22.0%
Retained loans, net	$388,265	$333,547	16.4%	$364,732	6.5%
Loans held for sale, net (5)	$86,344	$91,117	(5.2)%	$106,788	(19.1)%
Deposits (6)	$1,623,568	$1,047,211	55.0%	$1,375,984	18.0%

Allowance as a percentage of loans (7)	0.60%	0.51%		0.50%
Non-performing assets as a percentage of total assets	0.18%	0.44%		0.16%

(5) Balance at December 31, 2009 includes loans of $33.1 million held for sale as part of the branch sale.
(6) Balance at December 31, 2009 includes deposits of $20.8 million held for sale as part of the branch sale.

(7) Excluding acquired loans of $155.7 million, $171.0 million and $174.8 million, the allowance as a percentage of gross loans totaled 0.99%, 1.04% and 0.95% as of December 31, 2010 and 2009 and September 30, 2010, respectively.

Institutional Group Results and Statistical Information (Unaudited)
(in thousands)
	Three Months Ended					Six Months Ended
	6/30/10	6/30/09	Change	3/31/10	Change	6/30/10	6/30/09	Change
Revenues:
Principal transactions	$35,564	$62,275	(42.9)%	$60,408	(41.1)%	$217,770	$263,804	(17.5)%
Commissions	47,047	23,701	98.5	27,111	73.5	123,719	111,469	11.0
Capital raising	40,674	28,768	41.4	22,575	80.2	108,473	61,657	75.9
Advisory fees	40,909	16,047	154.9	23,063	77.4	83,425	49,244	69.4
Investment banking	81,583	44,815	82.0	45,638	78.8	191,898	110,901	73.0
Other income (8)	1,708	2,514	(32.1)	4,886	(65.0)	8,452	7,918	6.7
Net revenues	165,902	133,305	24.5	138,043	20.2	541,839	494,092	9.8
Non-interest expenses:
Compensation and benefits	94,300	73,584	28.2	82,147	14.8	315,329	287,835	9.6
Other non-interest expenses	27,946	21,905	27.6	28,242	(1.0)	96,975	77,124	25.7
Total non-interest expenses	122,246	95,489	28.0	110,389	10.7	412,304	364,959	13.0
Income before income taxes	$43,656	$37,816	15.4%	$27,654	57.9%	$129,535	$129,133	0.3%

As a percentage of net revenues:
Compensation and benefits	56.8%	55.2%		59.5%		58.2%	58.3%
Other non-interest expenses	16.9%	16.4%		20.5%		17.9%	15.6%
Income before income taxes	26.3%	28.4%		20.0%		23.9%	26.1%

(8) Includes net interest and other income.

Institutional Group Institutional Brokerage & Investment Banking Revenues (Unaudited)
(in thousands)
	Three Months Ended					Year Ended
	12/31/10	12/31/09	Change	9/30/10	Change	12/31/10	12/31/09	Change

Institutional brokerage:
Equity	$46,521	$38,669	20.3%	$43,711	6.4%	$172,983	$153,267	12.9%
Fixed Income	36,090	47,307	(23.7)	43,808	(17.6)	168,506	222,006	(24.1)
Institutional brokerage	82,611	85,976	(3.9)	87,519	(5.6)	341,489	375,273	(9.0)
Investment banking:
Capital raising:
Equity	34,458	23,213	48.4	18,060	90.8	87,415	44,636	95.8
Fixed Income	6,216	5,555	11.9	4,515	37.7	21,058	17,021	23.7
Capital raising	40,674	28,768	41.4	22,575	80.2	108,473	61,657	75.9
Advisory fees:
Equity	38,119	15,349	148.3	20,281	88.0	76,100	46,031	65.3
Fixed Income	2,790	698	299.7	2,782	0.3	7,325	3,213	128.0
Advisory fees	40,909	16,047	154.9	23,063	77.4	83,425	49,244	69.4
Investment banking	$81,583	$44,815	82.0%	$45,638	78.8%	$191,898	$110,901	73.0%

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Investor Relations Contact:

Sarah Anderson, (415) 364-2500

investorrelations@stifel.com